UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2016

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective December 1, 2016, United Insurance Holdings Corp. (UPC Insurance or the Company), through its wholly owned insurance subsidiary United Property and Casualty Insurance Company entered into a quota share reinsurance agreement (the "quota share agreement") with private reinsurers. Effective January 1, 2017, UPC Insurance renewed its aggregate excess of loss reinsurance agreement (the "aggregate excess of loss agreement," and, together with the quota share agreement, the "agreements") with private reinsurers. These agreements provide coverage for in-force, new and renewal business. The quota share agreement provides coverage only for United Property and Casualty Insurance Company, while the aggregate excess of loss agreement provides coverage for United Property and Casualty Insurance Company, Interboro Insurance Company, and Family Security Insurance Company. These new reinsurance programs are designed to work in conjunction with UPC Insurance's catastrophe excess of loss reinsurance program to provide the Company broad risk transfer protection and to lessen financial volatility.

The quota share agreement includes a cession rate of 20% (15% on single year and 5% over a two-year period) for all subject business. The quota share agreement provides coverage for all catastrophe perils (i.e. hurricanes, tropical storms, tropical depressions and earthquakes), other-catastrophe perils (i.e. weather-related perils other than hurricanes, tropical storms, tropical depressions and earthquakes), and attritional losses. For other-catastrophe perils, the quota share agreement provides coverage alongside the aggregate excess of loss program described herein, after the Company's retention has been satisfied. For catastrophe perils, the quota share agreement provides ground-up protection that effectively reduces the Company's retention for catastrophe losses. Quota share agreement reinsurers' participation in paying attritional losses is subject to an attritional loss ratio cap.

The aggregate excess of loss agreement provides coverage only for other-catastrophe perils. Under this agreement, for other-catastrophe losses in excess of $1,000,000 but less than $15,000,000, UPC will retain, in the aggregate, 100% of those losses up to $30,000,000. The reinsurers will then be liable for all losses excess of $30,000,000 in the aggregate not to exceed an annual aggregate limit of $30,000,000. This program was placed at 85% rather than 100% because of the quota share agreement reinsurers' participation in paying other-catastrophe losses after the $30,000,000 retention.

On December 13, 2016, the Company issued a press release announcing the execution of the agreements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Item 8.01 and Exhibit 99.1 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections.  These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on our reinsurers' capacity to pay claims and related adjustment provisions in our agreements with the private reinsurers.

Item 9.01(d): Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: December 13, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on December 13, 2016.